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                                                           EXHIBIT 1.A.(5)(b)(1)

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[LOGO] MERRILL   Merrill Lynch Life Insurance Company                                                                   LITTLE ROCK,
         LYNCH                                                                                                              ARKANSAS

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                                  BACKDATING ENDORSEMENT


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ENDORSEMENT DATA                  Insured: RICHARD ROE

                                  Policy Number: SPECIMEN

                                  Policy Date: Nov. 28, 1990

                                  Endorsement Effective Date: Nov. 28, 1990

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                                  Endorsed on This Policy on its Date of Issue:

                                  For the policy processing period beginning on the policy date we will calculate the net rate of return for an investment division as follows:

                                           (1)     For the period from the policy date to the Endorsement Effective Date we will credit interest at the rate used in our computations shown in Policy Schedule 2.

                                           (2)     For the period from the Endorsement Effective Date to the next policy processing date, we will credit the division's net rate of return for such period.




                                      /s/  BARRY G. SKOLNICK                     /s/  THOMAS H. PATRICK
                                      ----------------------                     ------------------------
                                           Barry G. Skolnick                         Thomas H. Patrick
                                              Secretary                                 President
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MBDR87                             SPECIMEN